Exhibit 10.1

AMENDED AND RESTATED AMENDMENT TWO TO PARTICIPATION AGREEMENT

SUPPLEMENTAL INCOME PLAN OF GULFMARK OFFSHORE, INC.

Provision for Interest on Accumulations after July 1, 2011

And

Compliance with IRC § 409A for pre-2005 deferrals

WHEREAS, You, Bruce A. Streeter, became a participant in the Supplemental Income Plan of Gulfmark Offshore, Inc. (the “Plan”) effective January 1, 2000;

WHEREAS, you and GulfMark Offshore, Inc. (the “Company”) entered into that certain Participation Agreement dated January 1, 2000 (the “Original Participation Agreement”) relating to the Plan;

WHEREAS, the Original Participation Agreement was amended by that certain Amendment One to Participation Agreement dated December 28, 2010 (the “First Amendment”) and by that certain Amendment Two to Participation Agreement dated June 30, 2011 (the “Second Amendment”); and

WHEREAS, you and the Company wish to amend and restate the Second Amendment in its entirety;

NOW, THEREFORE, BE IT AGREED, that this Amended and Restated Amendment Two to Participation Agreement (the “Amended and Restated Amendment Two”) hereby amends and restates the Second Amendment in its entirety.

Effective January 1, 2005, the First Amendment conformed your participation in the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) for amounts deferred under the Plan after 2004. Effective July 1, 2011, this Amended and Restated Amendment Two unlinks the determination of the value of your Deferred Benefit Account from the “Policy” (as defined in the Plan) and provides for the crediting of interest to your Deferred Benefit Account at an annual rate of 8%, compounded daily. In addition, because this Amended and Restated Amendment Two could be viewed as effecting a “material modification” to the Plan with respect to your Plan account, including with respect to pre-2005 deferrals, this Amended and Restated Amendment Two also extends the provisions of the First Amendment to amounts deferred under the Plan before 2005.

By our signatures below, you and the Company indicate our agreement that this Amended and Restated Amendment Two shall be binding on us with respect to all amounts deferred under the Plan for you.

Effective July 1, 2011, we agree that the Plan is amended as follows with respect to your participation:

1.	The following sentence is added at the end of Section 2.6:

Notwithstanding any other provision of the Plan or your Participation Agreement, beginning July 1, 2011, the amount credited to your Deferred Benefit Account at any time shall no longer be determined by reference to the value of the Policy, but shall instead be the amount in dollars determined by multiplying (a) your Cumulative Vested percentage times (b) the amount that was the amount credited to your Deferred Benefit Account as of June 30, 2011, plus interest thereon after July 1, 2011 at an annual rate of 8%, compounded daily.

2.	The following sentence is added at the end of Section 2.7:

Additionally, an Executive shall not be deemed to have undergone a “termination of employment” for purposes of determining his “Retirement Date” unless and until the Executive has undergone a “separation from service” under Section 409A.

3.	The last sentence of Section 4.1 of the Plan, as set forth in the First Amendment, is deleted in its entirety and the following sentence is substituted in its place and stead:

Additionally, the Executive’s Deferred Benefit Account shall in no event be distributed later than the later of (a) December 31 of the calendar year in which the Executive’s Retirement Date occurs or (b) the 75th day following the Executive’s Retirement Date; provided, however, that if the Executive is a “specified employee” under Section 409A and his “Retirement Date” occurs because of his separation from service, then his Deferred Benefit Account shall not be paid to him until the later of (a) the date six months after his separation from service or (b) the date 18 months after the date on which the Plan was amended by Amendment One to Participation Agreement.

4.	A new Section 7.3 is added to the Plan, to read as follows:

7.3 Notwithstanding any other provision of this Plan, in no case shall any amendment to the Plan, including its termination, result in the payment to the Executive of any portion of the his Deferred Benefit Account before his Retirement Date, except in compliance with the requirements under Section 409A.

[Signature Page Follows]

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
Its:	Executive Vice President & CFO
Date: February 10, 2012

/s/ Bruce A Streeter
Bruce A. Streeter, Participant

Date: February 10, 2012

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